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                                                                    EXHIBIT 23.4

          CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT AUDITORS

     We consent to the inclusion in this post-effective amendment No. 3 to registration statement on Form S-4 (File No. 333-65615) and the related Prospectus of Waste Connections, Inc. for the registration of 3,000,000 shares of common stock of our report dated December 30, 1998, on our audit of the combined financial statements of Amador Disposal Services, Inc. and Mother Lode Sani-Hut, Inc. We also consent to the reference to our firm under the caption "Experts".

/s/ PricewaterhouseCoopers LLP

Sacramento, California
December 31, 1998